LONG-TERM PRICING AGREEMENT

This agreement is entered into as of the 12th day of December 1997.

                                     BETWEEN

                     THIOKOL CORPORATION - PROPULSION GROUP

             A Corporation of the State of Delaware with offices at

                               Thiokol Corporation
                              P.O. Box 707, M/S T40
                           Brigham City, UT 84302-0707

                      (hereinafter referred to as THIOKOL)

                                       AND

                          AMERICAN PACIFIC CORPORATION

             A Corporation of the State of Delaware with offices at

                          American Pacific Corporation
                      3370 Howard Hughes Parkway, Suite 300
                             Las Vegas, Nevada 89109

                       (hereinafter referred to as AMPAC)


                                   WITNESSETH:

WHEREAS, American Pacific Corporation has announced their intentions to purchase the ammonium perchlorate (AP) business of Kerr-McGee Chemical Corporation (hereinafter referred to as Asset Purchase Agreement); and

WHEREAS,  AMPAC  desires  the  Federal  Trade  Commission  not  oppose the Asset
Purchase
Agreement; and

WHEREAS, approval of said Asset Purchase Agreement may result in AMPAC becoming the single domestic source of aerospace quality AP; and

WHEREAS, THIOKOL desires long term price stability for its purchased AP requirements for its solid rocket motor business; and

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WHEREAS, NASA also desires long term price stability.

NOW, THEREFORE, in consideration of the premises, covenants and conditions contained herein, the parties agree as follows:

1.       PURPOSE OF LONG-TERM AGREEMENT

         a. This agreement is entered into to ensure THIOKOL an ongoing domestic supply of aerospace quality AP that can be used in the manufacture of sold rocket motors. This agreement is intended to enhance each party's unique capabilities regarding their understanding, manufacture, quality, cost, delivery and use of AP for solid rocket motors.

         b. The parties agree to issue and accept purchase orders that are consistent with the terms of this agreement. The purchase orders shall further define the rights and obligations of the parties, including continued performance and/or termination. The purchase orders issued by THIOKOL pursuant to this agreement  shall  include,  among  other  provisions  mutually acceptable to the parties, those provisions required by law and regulation and any clauses of the prime contract that are mandatory or necessary. Nothing contained herein is intended to preclude either party from submitting proposals or performing work not related to this agreement.

         c. This agreement establishes that AP will be provided by AMPAC as a commercial product as defined in FAR 2.101 and 52.202-1 and purchased in accordance with FAR Part 12 and 52.244-6.

         d. The agreement is contingent on the satisfactory closing of that certain Asset Purchase Agreement between AMPAC and Kerr-McGee.

         e. The parties agree to cooperate fully and exchange information such that each can perform its obligations hereunder with optimum effectiveness.

2.       AMPAC'S RESPONSIBILITIES

         a. Comply with the requirements, terms and conditions of all THIOKOL purchase orders insofar as such requirements, terms and conditions are consistent with this agreement and FAR Part 12 and 52.244-6.

         b. Provide AP of the desired quality and quantity in accordance with the terms of the purchase orders issued by Thiokol.

         c. Provide, pursuant to FAR 15-804.5, information to Thiokol as may be required and necessary to determine the reasonableness of prices charged under this agreement.


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         d.       Provide sufficient material to perform  qualification  testing on all new and current programs.

         e. Provide a manufacturing capability that support THIOKOL's program needs.

         f.       Provide technical expertise to ensure an ongoing supply of AP.

         g. In order to ensure product consistent and reliability, all process or supplier changes shall be reviewed and approved by THIOKOL before implementation, such approval not to be unreasonably withheld.

3.       THIOKOL'S RESPONSIBILITIES

         a. Issue purchase orders that are consistent with this agreement and obtain all purchased AP requirements from AMPAC to the extent AMPAC can meet Thiokol's requirements with acceptable AP.

         b. Provide AMPAC with known and anticipated AP requirements forecasts and program schedules.

4. [THIS MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY]

5.       PRICE VOLUME MATRIX

         [THIS MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY]

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6.       REPROCESSED/RECLAIMED AP

         The parties shall work closely together and exchange business and technical information such that reprocessed and/or reclaimed AP may be utilized in THIOKOL'S solid rocket motor business at a cost savings for participating programs. Since there may be a limited supply, THIOKOL shall be given the first right of first refusal to take advantage of any available quantities of reprocessed or reclaimed AP.

7.       LEGAL EFFECT OF AGREEMENT

         The parties agree to abide by this agreement and the covenants expressly contained herein. The business relationship that exists as a result of this agreement is not to construed as a business partnership under, nor governed by, the Uniform Partnership Act or the common law of business partnerships. Neither party shall have authority to create any obligations for the other.

8.       DISPUTES

         Controversies or claims arising out of or relating to this agreement and its intended purchase orders, including any disagreements, interpretations or disputes, shall first be submitted jointly to the signatories of this agreement (or their successors) for settlement. A joint decision of the signatories or their designees shall be the disposition of such disagreement or dispute. If the signatories are unable to jointly resolve a dispute within 15 days of when the parties commence discussion of the dispute, the matter shall be submitted to an EXECUTIVE COMMITTEE for final resolution. Such EXECUTIVE COMMITTEE shall be composed of the senior executive or the designee of each party and one independent member acceptable to the two senior executives or, if no agreement regarding the third member can be reached in ten days, then such member is to designated by the National Aeronautics and Space Administration (NASA). A majority of the EXECUTIVE COMMITTEE is sufficient to render a binding final decision. If necessary, any court of competent jurisdiction may enforce the final decisions of the EXECUTIVE COMMITTEE.

         To the extent AP is required under any purchase order under a Government contract subject to the Contract Dispute Act of 1978, this agreement shall also be subject to said Act. Failure or the parties to reach agreement as described above, on any request for equitable adjustment, claim, appeal or action arising under or relating to this agreement and its subsequent purchase orders and for which any appropriate Government Contracting Offer has issued a final determination and where such final determination has a bearing on this agreement or any purchase order issued under this agreement, shall be a dispute to be resolved in accordance with FAR 52.233-1. Thiokol agrees to sponsor any reasonable claim brought by AMPAC under FAR 52.233-1 in Thiokol's name and at AMPAC's expense.

         Pending the resolution of any dispute or claim, AMPAC shall proceed diligently with the performance of this agreement and all obligations in accordance with the direction of the THIOKOL signatory or designee.

9.       TERM AND TERMINATION OF AGREEMENT

         Except as noted below, this agreement shall remain in effect for a minimum of ten years following the effective date and may be extended by the mutual agreement of the parties.

         The parties agree to issue and abide by purchase orders that are consistent with this agreement. Each Purchase order shall define the rights of the parties with respect to continued performance and/or termination.

10.      PUBLICITY

         No publicity or advertising relating to this agreement shall be released without both parties prior written approval. Nothing in this provision shall prohibit publication of price lists and discount structures.

11.      ASSIGNMENT

         Neither party shall assign, nor in any manner transfer, its interests or any part thereof in this agreement without the prior written consent of the other party. Nothing in this provision shall prevent the transfer of all or substantially all assets of either party to any other entity.

12.      FORCE MAJEURE

         No party shall be liable for the consequences of any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such party, that causes such party to be unable to perform its obligations under this agreement (and which it has been unable to overcome by the exercise of due diligence), including, but not limited to, flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strikes, labor dispute, or failure, threat of failure, or sabotage of facilities, or any order, decree, or injunction made by a court or public agency, In the event of the occurrence of such a force majeure event, the party unable to perform shall promptly notify the other party, shall further use its best efforts to resume satisfactory performance as quickly as possible, and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

13.      APPLICABLE LAW

         The validity and performance of this agreement shall be governed by the generally accepted laws acceptable to federal government contracts, otherwise by the laws of the State of Utah.

14.      ENTIRE AGREEMENT

         This agreement, including attachments hereto, constitutes the entire understanding between the parties and supersedes any prior oral or written agreements with respect to the subject matter hereof. The agreement shall not be modified unless agreed to in writing by both parties. Under no circumstances will this agreement violate any antitrust statutes.

15.      ATTACHMENTS

         a.       The following attachment is applicable to this agreement:

                  EXHIBIT A: Ammonium Perchlorate price volume matrix dated 5 December 1997.

IN WITNESS WHEREOF, the parties hereto have executed this agreement effective as of the date indicated on this first page.

AMERICAN PACIFIC CORPORATION                THIOKOL CORPORATION PROPULSION GROUP


/s/ James P. Dyar                           /s/ Layne Winzeler
-----------------------------               ------------------------------------
(Signature)                                 (Signature)

James P. Dyar                               Layne Winzeler
-----------------------------               ------------------------------------
(Type Name)                                 (Type Name)

Vice President                              Director, Procurement
-----------------------------               ------------------------------------
(Title)                                     (Title)

                                    EXHIBIT A
                                    5-Dec-97

         [THIS MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY]